VERSAR

NEWS RELEASE

FOR IMMEDIATE RELEASE August 15, 2017

Offices

Headquarters
Springfield, VA

Inside the U.S.
Aiea, HI
Atlanta, GA
Chandler, AZ
Charleston, SC
Columbia, MD
Denver, CO
Dulles, VA
El Paso, TX
Germantown, MD
Newport News, VA
Oceanside, CA
Richardson, TX
San Antonio, TX
South Easton, MA

Outside the U.S.
Abu Dhabi, UAE
Baghdad, Iraq
Clark, Philippines
Kabul, Afghanistan

VERSAR, INC. ANNOUNCES NOTICE OF ACCEPTANCE OF PLAN AND EXTENSION OF PERIOD TO RESTORE COMPLIANCE WITH NYSE CONTINUED LISTING STANDARDS, FEE PAYMENT AND WARRANT ISSUANCE TO BofA

Springfield, VA – August 15, 2017 – Versar, Inc. (NYSE American: VSR) announced today that the Company received a letter dated August 11, 2017, from NYSE American LLC (the "Exchange") stating that the Exchange has extended the period for implementation of the Company's plan to restore compliance with Section 1003(a)(i) of the Exchange Company Guide (the "Company Guide") and has granted a plan period through September 15, 2017, subject to extensions. In April 2017, Versar received a letter from the Exchange stating that the Company was not in compliance with that provision of the Company Guide because the stockholders' equity was below $2 million. Versar submitted a plan of compliance to the Exchange on May 8, 2017, which was accepted by the Exchange via a letter dated June 30, 2017. Following up on its August 11 letter, the staff of the Exchange will review the Company periodically for compliance with the initiatives outlined in its plan. If the Company is not in compliance with the continued listing standards by September 15, 2017 or if the Company does not make progress consistent with the plan during the plan period, the Exchange staff has indicated that it would initiate delisting proceedings as appropriate.

Versar Chief Executive Officer Tony Otten said, "We are again grateful to the Exchange for accepting our plan, and providing us an extension, as we drive towards a solution to our corporate liquidity needs in the near term."

In addition, Versar announced today that it has made certain default fee payments and issued a warrant to purchase common stock of the Company to Bank of America, (the "Lender") in connection with its existing loan agreement amendment.

Versar signed a loan agreement amendment with the Lender on December 9, 2016. In connection with the amendment, the Company agreed to continue to engage a strategic financial advisor, adhere to a timeline for a transaction to replace or repay the obligation to Bank of America, pay an amendment fee and issue warrants to the Lender, the last two of which would be required on the earlier of a subsequent event of default or August 30, 2017.

The Lender provided the Company with notice of certain events of default under the Loan Agreement as a result of the Company's failure to meet the timeline for consummating the transaction and under a financial covenant. As a result of these events of default, the amendment fee in the amount of $73,333.54 has become payable to the Lender. The Lender, by letter dated August 1, 2017, has terminated the automatic advance feature under the Loan Agreement, effective August 8, 2017, and on August 9, 2017, the Company issued warrants to purchase 9.9% of the outstanding common stock of the Company to the Lender.

The warrants are exercisable at an exercise price of $0.01 per share and may be exercised at any time on or after August 30, 2017 and on or prior to the earlier to occur of (i) the tenth

anniversary of the issuance of the Warrants and (ii) payment in full of all outstanding obligations under the Credit Agreement.

VERSAR, INC., headquartered in Springfield, Virginia, is a publicly-traded global project management company providing sustainable value oriented solutions to government and commercial clients in the construction management, environmental services, and professional services market areas.

VERSAR operates the following website: www.versar.com.

Find out more about **VERSAR** at

https://twitter.com/VersarInc
https://www.facebook.com/VersarInc
http://www.linkedin.com/company/38251

This news release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended July 1, 2016, as updated from time to time in the Company's periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:

Karin Weber
M&A, Investor Relations Manager
Versar, Inc.
(703) 642-6706
kweber@versar.com

Robert Ferri
Robert Ferri Partners
(415) 575-1589
robert.ferri@robertferri.com